SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report May 25, 2010

ANNAPOLIS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-22961	52-1595772
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1000 Bestgate Road, Annapolis, Maryland 21401

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 224-4455

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-14c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Annapolis Bancorp, Inc. (the “Company”) held its annual meeting on May 20, 2010 (the “Annual Meeting”). The following information, regarding the results of the matters voted on by stockholders at the Annual Meeting, is provided pursuant to the addition of the Item 5.07 requirement for Current Reports on Form 8-K.

At the Annual Meeting of stockholders, the proposals listed below were submitted to a vote of stockholders as set forth in the Company’s definitive proxy statement for the Annual Meeting.

Proposal 1 – Election of Directors

The one nominee named in the definitive proxy statement to serve as director for a two-year term expiring at the 2012 annual meeting of stockholders or until his respective successor is elected and qualified or until the earlier of his resignation or removal was elected. The voting results with respect to this nominee were as follows:

Director	For	Withheld
Richard E. Hug	2,557,993	37,384

The four nominees named in the definitive proxy statement to serve as directors for a three-year term expiring at the 2013 annual meeting of stockholders or until his respective successor is elected and qualified or until the earlier of his resignation or removal were elected. The voting results with respect to each nominee were as follows:

Director	For	Withheld
Clyde E. Culp, III	2,556,994	38,383
Kendel S. Ehrlich	2,551,605	43,772
Stanley J. Klos, Jr.	2,555,679	39,698
Richard M. Lerner	2,553,207	42,170

There were 599,142 broker non-votes for Proposal 1 listed above.

Proposal 2 – Advisory Vote on Executive Compensation

The proposal to approve the executive compensation of the Company’s Named Executive Officers was approved by majority of the votes cast. The voting results were as follows:

For	Against	Abstain
2,983,950	191,767	14,536

Proposal 3 – Approve the Selection of Independent Auditor for the Year 2010

The proposal to approve the selection of Stegman & Company as the independent auditor of the Company for the year ending December 31, 2010 was approved by majority of the votes cast. The voting results were as follows:

For	Against	Abstain
3,134,565	49,515	6,173

There were no broker non-votes for Proposals 2 and 3 listed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANNAPOLIS BANCORP, INC.
Dated: May 25, 2010
/s/ Richard M. Lerner
Richard M. Lerner,
Chief Executive Officer